UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________________________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
__________________________________________

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LONESTAR RESOURCES US INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lonestar Resources US Inc.
NOTICE &
PROXY STATEMENT
Annual Meeting of Stockholders
May 26, 2020
10:00 a.m. (Central Time)

LONESTAR RESOURCES US INC.
111 BOLAND STREET, SUITE 301
FORT WORTH, TEXAS 76107
April 16, 2020
To Our Stockholders:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Lonestar Resources US Inc. at 10:00 a.m. local time, on Tuesday, May 26, 2020, at 111 Boland Street, Suite 301, Fort Worth, Texas 76107.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. If you would like to attend the Annual Meeting, you must call 1-817-921-1889 no later than 5:00 p.m. Central Time on May 19, 2020 to have your name placed on the attendance list. Please see the section called “Who Can Attend the 2019 Annual Meeting of Stockholders?” on page eight of the proxy statement for more information about how to attend the meeting in person.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,

Frank D. Bracken, III
Chief Executive Officer

Notice of Annual Meeting of Stockholders
To Be Held Tuesday, May 26, 2020
LONESTAR RESOURCES US INC.
111 BOLAND STREET, SUITE 301
FORT WORTH, TEXAS 76107
The Annual Meeting of Stockholders (the “Annual Meeting”) of Lonestar Resources US Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. Central Time on Tuesday, May 26, 2020, at 111 Boland Street, Suite 301, Fort Worth, Texas 76107, for the following purposes:

1.
Election of Frank D. Bracken, III, Henry B. Ellis, Daniel R. Lockwood, Matthew B. Ockwood, Stephen H. Oglesby, Phillip Z. Pace, John H. Pinkerton and Randy L. Wolsey as directors to serve until the 2021 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

3.	Transaction of such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our Class A Voting Common Stock and our Series A-1 Convertible Participating Preferred Stock are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be open to the examination of any stockholder at our principal executive offices at 111 Boland Street, Suite 301, Fort Worth, Texas, 76107, for a period of ten days prior to the Annual Meeting and on the day of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors

Gregory R. Packer
Vice President, General Counsel & Corporate Secretary
Fort Worth, Texas
April 16, 2020

Proxy Statement
LONESTAR RESOURCES US INC.
111 BOLAND STREET, SUITE 301
FORT WORTH, TEXAS 76107
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Lonestar Resources US Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, May 26, 2020 (the “Annual Meeting”), at 111 Boland Street, Suite 301, Fort Worth, Texas 76107 at 10:00 a.m. Central Time, and at any continuation, postponement, or adjournment of the Annual Meeting. Holders of record of shares of Class A Voting Common Stock, $0.001 par value per share (“Class A Common Stock”) and Series A-1 Convertible Participating Preferred Stock, $0.001 par value per share (“Series A-1 Preferred Stock”) as of the close of business on March 31, 2020 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. Each share of Class A Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. The holder of Series A-1 Preferred Stock will vote together as a single class with holders of Class A Common Stock on all matters before the Annual Meeting. The holder of Series A-1 Preferred Stock will be entitled to the number of votes equal to the number of shares of Class A Common Stock that such holder would hold on an as-converted basis on the Record Date. As of the Record Date, there were (i) 25,270,595 shares of Class A Common Stock outstanding, and (ii) 102,585 shares of Series A-1 Preferred Stock outstanding, which are convertible into 17,097,500 shares of Class A Common Stock, for a total of 42,196,057 shares of Class A Common Stock (including the Series A-1 Preferred Stock on an as-converted basis) entitled to vote at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2019 (the “2019 Annual Report”) will be released on or about April 16, 2020, to our stockholders as of the Record Date.
In this proxy statement, “Lonestar”, “Company”, “we”, “us”, and “our” refer to Lonestar Resources US Inc., and where applicable, our predecessor entity, Lonestar Resources Limited.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, MAY 26, 2020
This Proxy Statement and our 2019 Annual Report to Stockholders are available at www.proxyvote.com
Stockholders may receive directions to attend the meeting in person by calling 1-817-921-1889.
PROPOSALS
At the Annual Meeting, our stockholders will be asked:

1.
To elect Frank D. Bracken, III, Henry B. Ellis, Daniel R. Lockwood, Matthew B. Ockwood, Stephen H. Oglesby, Phillip Z. Pace, John H. Pinkerton and Randy L. Wolsey as directors to serve until the 2020 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

3.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Class A Common Stock or Series A-1 Preferred Stock, as applicable, will be voted on your behalf as you direct. If not otherwise specified, the shares of Class A Common Stock or Series A-1 Preferred Stock, as applicable, represented by the proxies will be voted, and the Board recommends that you vote:

1.	FOR the election of Frank D. Bracken, III, Henry B. Ellis, Daniel R. Lockwood, Matthew B. Ockwood, Stephen H. Oglesby, Phillip Z. Pace, John H. Pinkerton and Randy L. Wolsey as directors; and

2.	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement. You are viewing or have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Lonestar is making this proxy statement and its 2019 Annual Report available to its stockholders electronically via the Internet. On or about April 16, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2019 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2019 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) via telephone at 1-800-579-1639, via internet at www.proxyvote.com, or via email at sendmaterial@proxyvote.com.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number, website or email address.

Questions and Answers about the 2020 Annual Meeting of Stockholders
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting is March 31, 2020. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A Common Stock is entitled to one vote for all matters before the Annual Meeting. The holder of Series A-1 Preferred Stock will vote together as a single class with the holders of Class A Common Stock on all matters before the Annual Meeting. The holder of Series A-1 Preferred Stock will be entitled to the number of votes equal to the number of shares of Class A Common Stock that such holder would hold on an as-converted basis on the Record Date. As of the Record Date, there were (i) 25,270,595 shares of Class A Common Stock outstanding, and (ii) 102,585 shares of Series A-1 Preferred Stock outstanding, which are convertible into 17,097,500 shares of Class A Common Stock, for a total of 42,368,095 shares of Class A Common Stock (including the Series A-1 Preferred Stock on an as-converted basis) entitled to vote at the Annual Meeting.
WHAT IS THE DIFFERENCE BETWEEN BEING A "RECORD HOLDER" AND HOLDING SHARES IN "STREET NAME"?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN "STREET NAME"?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of the Company’s Class A Common Stock and, on an as-converted basis, Series A-1 Preferred Stock, representing a majority in voting power of all of the shares of stock entitled to vote at the meeting, will constitute a quorum.
WHO CAN ATTEND THE ANNUAL MEETING OF STOCKHOLDERS?
You may attend the Annual Meeting only if you were a Lonestar stockholder of record at the close of business on March 31, 2020, or if you hold a valid proxy for the Annual Meeting. If you would like to attend the Annual Meeting, you must call 1-817-921-1889 no later than 5:00 p.m. Central Time on May 25, 2020 to have your name placed on the attendance list. In order to be admitted into the Annual Meeting, your name must appear on the attendance list and you must present government-issued photo identification (such as a driver’s license). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our Class A Common Stock on the Record Date, such as the Internet Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Class A Common Stock at the close of business on the Record Date.
WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETINGS?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting may adjourn the Annual Meeting to another place, if any, date, or time.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

*	by Telephone-You can vote by telephone by calling 1-800-579-1639 and following the instructions on the proxy card;

*	by Internet-You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or

*	by Mail-You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 1:00 a.m., Central Time, on May 23, 2020.
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.
CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:

*	by submitting a duly executed proxy bearing a later date;

*	by granting a subsequent proxy through the Internet or telephone;

*	by giving written notice of revocation to the Secretary of Lonestar prior to or at the Annual Meeting; or

*	by voting in person at the Annual Meeting.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

WHO WILL COUNT THE VOTES?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.
WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes Required	Effect of Votes Abstentions and Broker Non-Votes
Proposal 1: Election of Directors
A director nominee will be elected to the Board if the votes of the Company’s Class A Common Stock and Series A-1 Preferred Stock, voting together as a single class and with the Series A-1 Preferred Stock voting on an as-converted basis, cast “FOR” the nominee exceed the votes cast “AGAINST” the nominee.
Abstentions and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The favorable vote of a majority of the votes cast affirmatively or negatively by holders of the Company’s shares of Class A Common Stock and Series A-1 Preferred Stock, voting together as a single class and with the Series A-1 Preferred Stock voting on an as-converted basis.
Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

WHAT IS AN ABSTENTION AND HOW WILL ABSTENTIONS BE TREATED?
An “Abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the vote for Proposals 1 and 2.
WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.
WHERE CAN I FIND THE VOTING RESULTS OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON – PROPOSAL 1
Election of Directors
At the Annual Meeting, eight (8) directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2020 and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.
We currently have eight (8) directors on our Board. Our current directors are Frank D. Bracken, III, who has served on our Board since January 2012, Henry B. Ellis, who has served on our Board since October 2016, Daniel R. Lockwood, who has served on our Board since May 2014, Matthew B. Ockwood, who has served on our Board since November 2017, Stephen H. Oglesby, who has served on our Board since March 2017, Phillip Z. Pace, who has served on our Board since June 2017, John H. Pinkerton, who has served on our Board since March 2015 and Randy L. Wolsey, who has served on our Board since January 2017. The Board has nominated eight directors for election as directors at the Annual Meeting.
Our Bylaws provide that the authorized number of directors may be changed by action of the Board or the stockholders. Subject to certain share-ownership requirements, Chambers Energy Capital III, LP (“Chambers”) has the right to designate a limited number of nominees for election to the Board of Directors. Chambers currently has the right to designate up to two nominees and has designated Matthew B. Ockwood and Phillip Z. Pace for election to our Board.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Class A Common Stock or Series A-1 Preferred Stock represented thereby for the election as directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.
VOTE REQUIRED
A Director nominee will be elected to the Board if the votes of the Company’s Class A Common Stock and Series A-1 Preferred Stock, voting together as a single class and with the Series A-1 Preferred Stock voting on an as-converted basis, cast “FOR” the nominee exceed the votes cast “AGAINST” the nominee. If any nominee for director receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, our Bylaws require that such person tender his resignation to the Board. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of Director nominees.

The Board of Directors unanimously recommends a vote FOR the election of the eight director nominees named below.

PROPOSAL 1 – ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS (TERMS TO EXPIRE AT THE 2020 ANNUAL MEETING)
The current members of the Board who are also nominees for election to the Board as directors are as follows:

Name	Age	Served as a Director Since	Position(s) with Lonestar
Frank D. Bracken, III.....................................................................	56	2012	Chief Executive Officer and Director
Henry B. Ellis.................................................................................	70	2016	Director
Daniel R. Lockwood......................................................................	62	2014	Director
Phillip Z. Pace................................................................................	56	2017	Director
Matthew B. Ockwood....................................................................	36	2017	Director
Stephen H. Oglesby........................................................................	70	2017	Director
John H. Pinkerton...........................................................................	66	2015	Chairman
Randy L. Wolsey............................................................................	70	2017	Director
The principal occupations and business experience, for at least the past five years, of each nominee for election at the 2020 Annual Meeting are as follows:

FRANK D. BRACKEN, III	Age 56

Frank D. Bracken, III is our Chief Executive Officer. Mr. Bracken has served in this position since January 2012 and has served as a director and Chief Executive Officer of Lonestar Resources, Inc., our wholly-owned subsidiary, since January 2012. Mr. Bracken previously served as Senior Managing Director of Sunrise Securities from September 2008 to December 2011 and as Managing Director of Jefferies LLC from November 1999 to August 2008. During that time, Mr. Bracken led oil and natural gas transactions, spanning from public and private equity and debt offerings to joint ventures in the Haynesville Shale to one of the first purchases of a publicly-traded oil & gas company by a private equity firm. As Chief Financial Officer and a member of the board of directors at Gerrity Oil & Gas Corp, an NYSE-listed exploration and production company, Mr. Bracken was responsible for corporate budgeting and development, acquisitions, equity and debt financing in public and private offerings, and acquisitions and divestitures. Mr. Bracken holds a Bachelor of Arts degree from Yale University. Mr. Bracken’s background in finance, his extensive experience in various types of transactions including equity and debt financing as well as acquisition and divestitures, particularly in the energy industry, makes him qualified to serve on our board of directors.

HENRY B. ELLIS	Age 70
Henry B. Ellis has served as a director since October 2016. Mr. Ellis has served as managing director and Chief Executive Officer of Bassett California Co. & The Bassett Company since 1977. He previously served as a director of several other boards including Bluebonnet Savings Bank and State National Bank and served as President of Mbank, El Paso and Chairman and CEO of Grayson County Bank. Mr. Ellis received his Bachelor of Arts degree in Business Administration from Texas Christian University. We believe that Mr. Ellis’ financial experience in the banking industry qualifies him for service on our board of directors.

DANIEL R. LOCKWOOD	Age 62
Daniel R. Lockwood has served as a director since May 2014. He also serves as Vice-President of New Tech Global and is responsible for overseeing and managing NTG engineering and project management services. Mr. Lockwood is a graduate of the Colorado School of Mines with a degree in Petroleum Engineering. Mr. Lockwood joined New Tech Engineering in 2000 and brings with him more than 35 years of engineering and management experience and is considered one of the industry’s leading experts in Shale Operations. We believe that Mr. Lockwood’s engineering and management experience in the oil and gas industry qualifies him for service on our board of directors.

MATTHEW B. OCKWOOD	Age 36
Matthew B. Ockwood has served as a director since November 2017. Mr. Ockwood has been a Managing Director of Chambers Energy Capital, a Houston-based investment firm focused on opportunistic credit investments in the energy industry, since December 2016. While at Chambers Energy Capital, Mr. Ockwood has led or participated in the execution of dozens of distinct oil and gas transactions ranging from secured debt to common equity. Prior to joining Chambers Energy Capital, Mr. Ockwood was employed by Lehman Brothers from 2006 to 2008 where he worked in the Natural Resources investment banking group. Mr. Ockwood holds a B.B.A in Finance, summa cum laude, and a Certificate in Leadership Study and Development from Texas A&M University. We believe that Mr. Ockwood’s financial experience in the investment banking industry for a diverse set of energy clients qualifies him for service on our board of directors.

STEPHEN H. OGLESBY	Age 70
Stephen H. Oglesby has served as a director since March 2017. Before joining the company, Mr. Oglesby served as Head of Energy, US Commercial Bank at Citibank, where he managed multiple offices and oversaw financial services provided to various private and public companies in the oil and gas industry, from December 2003 to January 2017. Mr. Oglesby previously served on the board of directors of various private companies, including Advanced Coiled Tubing, where he served as Chairman of the board of directors, Blackwell Plastics, and Goodman Manufacturing. Mr. Oglesby holds a Bachelor of Science in Accounting from Southern Illinois University. We believe that Mr. Oglesby is qualified to serve on our board of directors because of his extensive experience in financial services for diversified corporate and energy clients, and his background in finance and accounting.

PHILLIP Z. PACE	Age 56
Phillip Z. Pace has served as a director since June 2017. Mr. Pace has been a Partner of Chambers Energy Capital, a Houston-based investment firm focused on opportunistic credit investments in the energy industry since March 2009. Mr. Pace has extensive experience in energy finance, including 19 years in oil and gas equity research. Mr. Pace joined Lehman Brothers in September 2008 after his retirement from Credit Suisse as Vice Chairman of the energy investment banking group. Mr. Pace received his Bachelor of Business Administration degree in Finance from Texas A&M University and has the Chartered Financial Analyst designation. We believe that Mr. Pace’s financial experience in the investment banking industry for a diverse set of energy clients qualifies him for service on our board of directors.

JOHN H. PINKERTON	Age 66
John H. Pinkerton has served as a director since March 2015 and became Chairman of the Board in August 2016. He has been a director of Range Resources Corporation (NYSE: RRC), a petroleum and natural gas exploration and production company, since 1988 and was Chairman of its board of directors from 2008 until January 2015. He joined Range as President in 1990 and served as Chief Executive Officer from 1992 until 2012. Prior to joining Range, Mr. Pinkerton served in various capacities at Snyder Oil Corporation for twelve years, including the position of Senior Vice President. Mr. Pinkerton received his Bachelor of Arts degree in Business Administration from Texas Christian University, where he now serves on the board of trustees, and a Master’s degree from the University of Texas at Arlington. During his 27-year tenure Range Resources grew from its small cap origins to be a $13 billion-dollar enterprise with a pre-eminent position in the Marcellus Shale. As CEO of Range Resources, Mr. Pinkerton established the technical expertise to enable a drilling-led strategy complemented by bolt-on acquisitions where synergies would enhance growth. This resulted in a rapid and impressive increase in the scale of the business, and seven consecutive years of double-digit growth in both production and reserves (adjusted for debt). Mr. Pinkerton has widespread skill in the management, acquisition and divestiture of oil and gas properties-including related corporate financing activities-hedging, risk analysis and the evaluation of drilling programs. He has represented the industry in policy matters, serving on the executive committee of America’s Natural Gas Alliance. We believe that Mr. Pinkerton’s experience at oil and natural gas exploration companies qualify him for service on our board of directors.

RANDY L. WOLSEY	Age 70
Randy L. Wolsey has served as a director since January 2017. Mr. Wolsey is the founder and since February 2015 has been a co-owner of Lone Oak Minerals, a private company involved in acquisition and selling of oil and gas minerals. Since January 2012, he has also been the owner of Solana, a private company involved in oil and gas and real estate investments. He is also the founder and since June 2006 has been a co-owner of Tanglewood Exploration, a private company involved in oil and gas exploration and production. He previously held management positions at companies including Glen Rose Oil & Gas and Justin Exploration. Mr. Wolsey received his Bachelor of Arts degree in Political Science from Midwestern State University. We believe that Mr. Wolsey’s experience in the oil and gas industry qualifies him for service on our board of directors.
There are no family relationships among any of our executive officers or directors.

PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit and Risk Committee has appointed BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of BDO USA, LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
BDO USA, LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2019. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of BDO USA, LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of BDO USA, LLP is not ratified by the stockholders, the Audit and Risk Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2020. Even if the appointment of BDO USA, LLP is ratified, the Audit and Risk Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.
VOTE REQUIRED
This proposal requires the favorable vote of a majority of the votes cast affirmatively or negatively by holders of the Company’s outstanding shares of Class A Common Stock and Series A-1 Preferred Stock, voting together as a single class and with the Series A-1 Preferred Stock voting on an as-converted basis. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of BDO USA, LLP we do not expect any broker non-votes in connection with this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

Report of the Audit and Risk Committee of the Board of Directors
The Audit and Risk Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2019 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit and Risk Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit and Risk Committee, including the matters required to be discussed by statement on Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
The Company’s independent registered public accounting firm also provided the Audit and Risk Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence. In addition, the Audit and Risk Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Henry G. Ellis (Chair)
Stephen H. Oglesby
Randy L. Wolsey

Independent Registered Public Accounting Firm Fees and Other Matters
The following table summarizes the fees of BDO USA, LLP, our independent registered public accounting firm, and its affiliates, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category		2019	2018
Audit Fees.........................................................................................................................................	__	$717,870	$796,750
Audit-Related Fees............................................................................................................................		—	—
Tax Fees............................................................................................................................................		92,495	169,675
All Other Fees...................................................................................................................................		—	—
Total Fees..........................................................................................................................................		$810,365	$966,425
AUDIT FEES
Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements. Such services can only be provided by our principal accountants.
AUDIT-RELATED FEES
There were no such fees incurred in 2019 or 2018.
TAX FEES
Tax fees consist of fees for professional services, including tax consulting, planning and compliance performed by BDO USA, LLP and its affiliates.
ALL OTHER FEES
We did not incur any other fees in 2019 or 2018.
AUDIT AND RISK COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
The Audit and Risk Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage BDO USA, LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit and Risk Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by BDO USA, LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit and Risk Committee or by a designated member of the Audit and Risk Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit and Risk Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit and Risk Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit and Risk Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by BDO USA, LLP without first obtaining specific pre-approval from the Audit and Risk Committee. The Audit and Risk Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Executive Officers
The following table identifies our current executive officers:

Name	Age	Position
Frank D. Bracken, III.[1].......................................................	56	Chief Executive Officer and Director
Barry D. Schneider[2]...........................................................	57	Chief Operating Officer
Jason N. Werth[3]...................................................................	44	Chief Accounting Officer
Jana Payne[4].........................................................................	58	Vice President-Geosciences
Gregory R. Packer[5].............................................................	40	Vice President, General Counsel & Corporate Secretary
Thomas H. Olle[6]..................................................................	65	Vice President-Reservoir Engineering

1	See biography on page 12 of this proxy statement.

2
Barry D. Schneider is our Chief Operating Officer. Mr. Schneider has served in this position since May 2014. Prior to joining us, Mr. Schneider held the position of Vice President-Northern Region for Denbury Resources, Inc. from January 2012 to May 2014. Mr. Schneider was at Denbury for 15 years and held positions of increasing responsibility. After holding the positions of Vice President, Production & Operations, Mr. Schneider was promoted to Vice President-East Region in October 2009 and held that position until January 2012 when he became responsible for Denbury’s Northern Region business unit. Prior to Denbury, Mr. Schneider was employed by Wiser Oil and Conoco-Philips. Mr. Schneider received his B.S. in Natural Gas Engineering from Texas A&M-Kingsville in 1985.

3
Jason N. Werth is our Chief Accounting Officer. Mr. Werth has served in this position since February 2018. From March 2016 to January 2018, Mr. Werth held the position of Director of Audit at Denbury Resources, Inc., where he had also previously served as SEC Reporting Manager from June 2010 to October 2011, and as Assistant Controller of Corporate Accounting from November 2011 to February 2016. Prior to Denbury, Mr. Werth held controller and other accounting positions at Grande Energy and Orix Capital. Mr. Werth started his professional career in public accounting with Arthur Andersen LLP and later PricewaterhouseCoopers LLP, where he was an assurance manager. Mr. Werth holds Bachelor of Business Administration and Masters of Science degrees from Texas A&M University. He is a licensed Certified Public Accountant in the State of Texas.

4
Jana Payne was appointed our Vice President-Geosciences in November 2015, bringing over 25 years of experience in the oil and gas industry. Prior to joining us, Ms. Payne held the position of Senior Exploitation Manager and Geologist at Halcon Resources, Inc., an independent energy company, from November 2012 to May 2015. Ms. Payne spent eight years at Petrohawk Energy Inc. from June 2004 to October 2012 (and subsequently BHP Billiton following its acquisition of Petrohawk) as Geologic Manager and Senior Geologist, where her initial mapping of the Eagle Ford shale led to the discovery of the first commercial Eagle Ford Shale well and acquisition of over 300,000 acres by the Company. Ms. Payne’s early career was as a geologist at Marathon Oil Co. and Petroleum Geo-Services, Inc. Ms. Payne has published works in learned journals and holds an MSc and BSc in geology from the University of Texas at Arlington.

5
Gregory R. Packer was appointed our Vice President, General Counsel & Corporate Secretary in October 2017. Prior to his appointment, Mr. Packer held the position of Senior Vice President, General Counsel & Corporate Secretary of Howard Energy Partners, a midstream company with operations in the Eagle Ford shale, Marcellus shale and Permian Basin from 2013 to 2017. Before joining Howard Energy, Mr. Packer practiced corporate and securities law at Latham & Watkins LLP, where he represented public and private companies and private equity sponsors in a wide range of transactions, including company formation, private and public mergers and acquisitions, as well as accessing equity and debt markets through private and public offerings, including initial public offerings. Mr. Packer is a graduate of the University of Chicago Law School, where he was a Lowenstein Scholar. Prior to attending law school, Mr. Packer obtained both Master’s and Bachelor’s degrees in accounting from Brigham Young University, where he was a G. Roger Victor Scholar.

6
Thomas H. Olle is our Vice President-Reservoir Engineering. Mr. Olle has served in this position since May 2017. Prior to that, Mr. Olle served as our Senior Vice President-Operations from August 2010. Mr. Olle has over 35 years of oil and gas industry experience in multiple facets of the business, such as reservoir management and management of unconventional resource development projects including horizontal well field development and tertiary recovery projects. Mr. Olle also has significant experience with reserve evaluation and reporting, production engineering and operations, and business development functions including acquisitions, divestitures and new ventures. During his tenure at Encore Acquisition Company, Mr. Olle served as Vice President-Strategic Solutions and also held executive positions responsible for asset management and engineering. He also served as Senior Engineering Advisor for Burlington Resources from December 1985 to March 2002 and District Reservoir Engineer for Southland Royalty Company from May 1982 to December 1985. Mr. Olle holds a Bachelor’s of Science in Mechanical Engineering with Highest Honors from the University of Texas in Austin.

None of our executive officers is related to any other executive officer or to any of our directors.

Corporate Governance
GENERAL
The Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit and Risk Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance” section of the “Shareholder Information” page of our website located at www.lonestarresources.com, or by writing to our Secretary at our offices at 111 Boland Street, Suite 301, Fort Worth, Texas, 76107.
BOARD COMPOSITION
Our Board currently consists of eight members: Frank D. Bracken, III, Henry B. Ellis, Daniel R. Lockwood, Matthew B. Ockwood, Stephen H. Oglesby, Phillip Z. Pace, John H. Pinkerton and Randy L. Wolsey. As set forth in our Bylaws, each of our directors is elected to serve from the time of election and qualification until the next annual meeting following such election and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
On June 15, 2017, we entered into an Amended and Restated Securities Purchase Agreement (the “SPA”) with Chambers pursuant to which we sold to Chambers shares of two newly-created classes of preferred stock referred to collectively as the “Series A Preferred Stock.” On the same day, the we closed the transactions contemplated by the SPA (the “SPA Closing”). Pursuant to the terms of the SPA, (a) for so long as Chambers and other persons or entities who become holders of the securities issued or issuable under the SPA and who have previously been approved by the Company in its sole discretion (together with Chambers, the “Approved Holders”) beneficially own (i) at least 20% of the total number of outstanding shares of the Company’s Class A Common Stock, on an as-converted basis, or (ii) at least 30% of the number of shares of Series A Preferred Stock issued to Chambers at the SPA Closing and at least 15% of the total number of outstanding shares of the Company’s Class A Common Stock, on an as-converted basis, the Approved Holders will have the right to designate two directors to the Board; and (b) for so long as the Approved Holders beneficially own (i) at least 10% of the total number of outstanding shares of the Company’s Class A Common Stock, on an as-converted basis, or (ii) at least 15% of the number of shares of Series A Preferred Stock issued to Chambers at the SPA Closing and at least 5% of the total number of outstanding shares of Class A Common Stock, on an as-converted basis, the Approved Holders will have the right to designate one director to the Board. Pursuant to the terms described above, Chambers currently has the right to designate two nominees and has designated Matthew B. Ockwood and Philip Z. Pace as director nominees for election to our Board. If a vacancy is created on the Board as a result of the death, disability, retirement, resignation or removal of any Chambers designee, the Approved Holders have the right to nominate a replacement director.
Any vacancies or newly created directorships on the Board may be filled only by a majority vote of the remaining directors on the Board.

DIRECTOR INDEPENDENCE

Henry B. Ellis, Matthew B. Ockwood, Stephen H. Oglesby, Phillip Z. Pace, John H. Pinkerton and Randy L. Wolsey qualify as independent under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). The independence definition under the Nasdaq Rules includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq Rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Specifically, the Board considered that Mr. Ockwood is a Managing Director, and Mr. Pace is a Partner, of Chambers, which owned 100% of the Company’s Series A-1 Preferred Stock, and 40% of the Company’s Class A Common Stock, on an as-converted basis, as of the Record Date. In addition, the Board considered that an individual who sold the Company a piece of property adjacent to the Company’s corporate headquarters in February 2019 was indebted to certain trusts that name the children of Mr. Pinkerton as beneficiaries. The Company believes that a portion of the proceeds of this sale have been used to repay such debts outstanding, though the Company has no interest or influence over any particular outcome.
Our Audit and Risk Committee, our Compensation Committee and our Nominating and Corporate Governance Committee are each currently composed entirely of independent directors.
There are no family relationships among any of our directors or executive officers.
DIRECTOR CANDIDATES
The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be included in the Board Representation Agreement, the SPA and any other stockholders agreement to which we may enter into.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as director.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider (i) minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments and (ii) all other factors it considers appropriate, which may include experience in corporate management, experience as a board member of other public companies, relevant professional or academic experience, diversity, leadership skills, financial and accounting background, executive compensation background and whether the candidate has the time required to fully participate as a director of the Company. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, 111 Boland Street, Suite 301, Fort Worth, TX, 76107. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS
The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Lonestar Resources US Inc., 111 Boland Street, Suite 301, Fort Worth, Texas, 76107.
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
Our Board exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. Our Board is currently chaired by Mr. Pinkerton. Our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. As such, Mr. Bracken serves as our Chief Executive Officer while Mr. Pinkerton serves as the Chairman of the Board.
Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Board oversees the implementation of risk mitigation strategies by management and encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks, including cybersecurity risks, at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure. With regard to cybersecurity, we seek to maintain the security of computers, computer networks and data storage resources, and regularly review and discuss best practices with regard to cybersecurity.
PERIODIC BOARD EVALUATION
Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to oversee a periodic assessment of the Board and its committees.

CODE OF ETHICS
We have a written Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to our directors, officers and employees. We have posted a current copy of the Code of Ethics in the “Governance” section of the “Shareholders” page of our website, www.lonestarresources.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Rules concerning any amendments to, or waivers from, any provision of the Code of Ethics.
ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS
There were 4 meetings of the Board during the fiscal year ended December 31, 2019. During the fiscal year ended December 31, 2019, each director attended at least 75% of the aggregate of all meetings of the Board and meetings of the committees on which the director served during the period in which he served as a director.

Under our Corporate Governance Guidelines, which is available on our website at www.lonestarresources.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting.
We do not maintain a formal policy regarding director attendance at the Annual Meeting. All directors attended the 2019 Annual Meeting of Stockholders, either in person or by telephone. Absent compelling circumstances, all directors are expected to attend annual meetings in person or telephonically.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the fiscal year ended December 31, 2019, John H. Pinkerton, Randy L. Wolsey and Phillip Z. Pace served as members of the Compensation Committee. No executive officer of the Company served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Committees of the Board
Our Board has established three standing committees-Audit and Risk, Compensation and Nominating and Corporate Governance-each of which operates under a written charter that has been approved by our Board. The members of each of the Board committees and committee Chairs are set forth in the following chart:

Name	Audit & Risk	Compensation	Nominating and Corporate Governance
Frank D. Bracken, III................................................................................	—	—	—
Henry B. Ellis............................................................................................	Chair	—	X
Daniel R. Lockwood.................................................................................	—	—	—
Matthew B. Ockwood...............................................................................	—	—	—
Stephen H. Oglesby...................................................................................	X	—	X
Phillip Z. Pace...........................................................................................	—	X	—
John H. Pinkerton......................................................................................	—	Chair	Chair
Randy L. Wolsey.......................................................................................	X	X	—

AUDIT AND RISK COMMITTEE
Our Audit and Risk Committee’s responsibilities include, but are not limited to:

*
appointing, retaining, overseeing, approving the compensation of, and assessing the independence of our independent registered public accounting firm and any other registered public accounting firm that may be engaged for audit, attestation and related services;

*	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

*	discussing the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

*	discussing with the independent registered public accounting firm audit problems or difficulties;

*	discussing our risk assessment and management policies;

*	reviewing and approving related person transactions;

*	reviewing and pre-approving audit and non-audit services proposed to be performed by the independent registered public accounting firm, as further described on page 15 of this proxy statement; and

*	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.
The Audit and Risk Committee charter is available on our website at www.lonestarresources.com. The members of the Audit and Risk Committee are Mr. Ellis, Mr. Oglesby and Mr. Wolsey, all of whom meet the independence requirements under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq Rules, including those related to Audit and Risk Committee membership. Mr. Ellis serves as the Chairperson of the Audit and Risk Committee. The members of our Audit and Risk Committee meet the requirements for financial literacy under the applicable Nasdaq Rules. Our Board has determined that Mr. Ellis is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.
The Audit and Risk Committee met nine times in 2019.

COMPENSATION COMMITTEE
Our Compensation Committee is responsible for, among other matters:

*	reviewing and setting or making recommendations to the Board regarding the compensation of the CEO and the other executive officers;

*	reviewing and approving or making recommendations of the Board regarding our cash and equity incentive plans and arrangements;

*	reviewing and making recommendations to our Board with respect to director compensation; and

*	reviewing and discussing with management our compensation disclosures if required by SEC rules.
Pursuant to the Compensation Committee’s charter, which is available on our website at www.lonestarreources.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Compensation Committee or any advisers engaged by the Compensation Committee. In addition to the foregoing and other authority expressly delegated to the Compensation Committee in the charter, the Compensation Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Compensation Committee, the Company’s bylaws and applicable Nasdaq Rules.
The members of our Compensation Committee are Mr. Pace, Mr. Pinkerton and Mr. Wolsey. Mr. Pinkerton serves as the Chairperson of the Compensation Committee. Each of Mr. Pace, Mr. Pinkerton and Mr. Wolsey qualifies as independent under the Nasdaq Rules, including the Nasdaq Rules regarding compensation committee membership.
The Compensation Committee engaged a compensation consultant in 2019. The Compensation Committee has not engaged a compensation consultant in 2020. While the Company’s executives will communicate with the Compensation Committee and the Board regarding executive compensation issues, the Company’s executive officers do not participate in final executive compensation decisions.
The Compensation Committee met three times in 2019.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Our Nominating and Corporate Governance Committee’s responsibilities include:

*
identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board, except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to designate directors, including pursuant to the SPA (for so long as such agreement is in effect);

*
reviewing, at least annually, the Board committee structure and, except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to designate directors to serve on committees of the Board, including pursuant to the SPA (for so long as such agreement is in effect), recommending to the Board for its approval directors to serve as members of each committee;

*	overseeing the periodic self-evaluations of management and the Board and its committees; and

*	developing and recommending to our Board a set of corporate governance guidelines and principles.
The Nominating and Corporate Governance Committee charter is available on our website at www.lonestarresources.com. Our Nominating and Corporate Governance Committee consists of Mr. Ellis, Mr. Oglesby, and Mr. Pinkerton, with Mr. Pinkerton serving as the Chairperson. All members of our Nominating and Corporate Governance Committee qualify as independent under the Nasdaq Rules. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders.
The Nominating and Corporate Governance Committee met one time in 2019.

Executive and Director Compensation
EXECUTIVE COMPENSATION
Named Executive Officers
We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are providing a Summary Compensation table and an Outstanding Equity Awards at Fiscal Year-End table as well as narrative disclosures regarding our executive compensation program. The individuals covered by this executive compensation disclosure are our chief executive officer and our two other most highly compensated executive officers. For 2019, our named executive officers were:

*	Frank D. Bracken, III, Chief Executive Officer;

*	Barry D. Schneider, Chief Operating Officer; and

*	Gregory R. Packer, Vice President, General Counsel & Corporate Secretary.
Our compensation committee strives to align Lonestar’s compensation strategy with company performance and stockholder interests and ensure that it is equitable for participants. Compensation for named executive officers includes a fixed component (consisting of base salaries, 401(k) plan contributions and other health and welfare benefits), discretionary annual cash bonus opportunities and long-term equity incentive awards, and such other benefits as discussed below.
SUMMARY COMPENSATION TABLE
The following table sets forth the compensation of our principal executive officer and the two most highly compensated executive officers other than our principal executive officer for 2019 and 2018:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock(1) Awards ($)	Option(1) Awards ($)	All Other Compensation ($)	Total ($)
Frank D. Bracken, III	2019	600,000	489,000(5)	1,322,000	—	48,114(2)	2,459,114
Chief Executive Officer.........................	2018	600,000	900,000	446,000	219,000	30,742	2,195,742
Barry D. Schneider	2019	420,000	100,000(5)	792,000	—	31,431(3)	1,343,431
Chief Operating Officer.........................	2018	420,000	420,000	267,600	131,400	32,999	1,271,999
Gregory R. Packer	2019	322,500	175,000(5)	396,000	—	3,850(4)	897,350
Vice President, General Counsel & Corporate Secretary................................	2018	300,000	225,000	111,500	27,375	11,000	674,875

(1)
Amounts reflect the full grant-date fair value of restricted stock units (shown under the heading Stock Awards) and stock appreciation rights (shown under the heading Option Awards) in each case granted during 2019 and 2018 in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to executive officers in Note 12 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)	For 2019, includes $10,614 for executive medical coverage, $14,000 representing Mr. Bracken’s auto allowance and $23,500 representing company-matched 401(k) contributions.

(3)	For 2019, $11,781 for executive medical coverage, $12,000 representing Mr. Schneider’s auto allowance and $7,650 representing company-matched 401(k) contributions.

(4)	For 2019, includes $3,850 representing Mr. Packer's company-matched 401(k) contributions.

(5)	Amount shown reflects annual bonuses for services in 2019.
Narrative Disclosure to the Summary Compensation Table
For 2019 the principal elements of compensation provided to the named executive officers were base salaries, annual cash bonuses, restricted stock unit awards, stock appreciation rights, and retirement, health, welfare and additional benefits.
No Employment Agreements. Currently none of our executive officers are parties to any employment agreement or compensatory arrangement, other than customary indemnification agreements.
Base Salary. Base salaries are generally set at levels deemed necessary to attract and retain individuals with superior talent commensurate with their relative expertise and experience.

Annual Cash Bonuses. Annual cash awards are used to motivate and reward our executives. Our executives are eligible to receive a discretionary annual cash bonus, which for 2019 is not based on any specific performance metrics or criteria other than the achievement of production goals related to the Company’s performance. Unless otherwise determined, awards have historically been subject to an individual’s continued employment through the date of payment of the award.
Restricted Stock Unit Awards. Restricted stock units represent a right to receive stock at the end of a specified vesting period. We use restricted stock units to motivate and retain our executives. On March 28, 2019, we granted awards of restricted stock units covering 100,000 shares to Mr. Bracken, 200,000 shares to Mr. Schneider and 100,000 shares to Mr. Packer. In addition, on June 6, 2019, we granted an additional 400,000 shares to Mr. Bracken. Each of the foregoing restricted stock units vest over a three-year period, with 40% vesting on the first anniversary of March 28, 2019, and 30% on each of the second and third anniversaries of such date, such that the restricted stock units will be fully vested on the third anniversary of March 28, 2019. Restricted stock units will be paid in Class A Voting Common Stock or cash at our option after the vesting of the applicable restricted stock unit. We determine the fair value of granted restricted stock units based on the market price of our Class A Voting Common Stock on the date of grant. Compensation expense for granted restricted stock units is recognized over the vesting period.
Stock Appreciation Rights Awards. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date. We did not grant any awards of stock appreciation rights during the 2019 calendar year. Prior awards of stock appreciation rights vest over a three-year period, with 40% vesting on the first anniversary of issuance, and 30% on each of the second and third anniversaries of issuance, such that the stock appreciation rights will be fully vested on the third anniversary of issuance. Stock appreciation rights will expire five-years after the date of issuance. Stock appreciation rights will be paid in cash or common stock at holder’s election once the stock appreciation rights have vested, with the provision that the Company possesses sufficient liquidity to allow for cash settlement of the stock appreciation rights.
All Other Compensation. In addition to the compensation discussed above, certain executives receive health and welfare plan benefits and an automobile allowance. The Company provides a 401(k) plan to all eligible full-time employees which allows for pre-tax employee contributions up to the maximum allowed by the Internal Revenue Code of 1986, as amended (the “Code”). The Company supplements the employee’s contribution by providing a matching contribution of 100% of up to the first 4% contributed by each employee. This matching contribution is deposited periodically and is 100% vested to the employee’s account.
Lonestar Resources US Inc. Amended and Restated 2016 Incentive Award Plan. In 2016, we adopted the Amended and Restated 2016 Incentive Plan (the "A&R 2016 Plan") for our employees, consultants and directors and affiliates who perform services for us. The purpose of the A&R 2016 Plan is to provide a means to attract and retain individuals to serve as directors, employees and consultants who provide services to us by affording such individuals a means to acquire and maintain ownership of awards, the value of which is tied to the performance of our Class A Voting Common Stock. The A&R 2016 Plan provides for grants of cash payments, stock options, stock appreciation rights, restricted stock or units, bonus stock, dividend equivalents, and other stock-based awards with the total number of shares of stock available for issuance under the A&R 2016 Plan to be determined as described below.
The A&R 2016 Plan was amended and restated on May 23, 2019 (the "Plan Amendment"). The Plan Amendment (i) increased the number of shares of common stock available for issuance under the A&R 2016 Plan by 800,000 shares, from 3,000,000 shares to 3,800,000 shares, (ii) provided that on January 1 of each year, beginning with January 1, 2020 and ending with January 1, 2024, the number of shares available for issuance under the A&R 2016 Plan will automatically be increased by either (A) a number of shares equal to 3% of the total number of shares of our Class A Voting Common Stock outstanding on an as-converted basis as of the end of the immediately preceding calendar year, or (B) a lesser amount as may be determined by the Board or a committee thereof and (iii) extends the term of the A&R 2016 Plan until the five year anniversary of the date the Plan Amendment was approved by the Board.
The restricted stock unit and stock appreciation right awards described above are granted pursuant to the A&R 2016 Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table reflects information regarding outstanding restricted stock unit awards and stock appreciation rights awards held by our named executive officers as of December 31, 2019:

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Stock Appreciation Rights (#) Exercisable	Number of Securities Underlying Unexercised Stock Appreciation Rights (#) Unexercisable	Exercise Price of Stock Appreciation Rights ($)	Stock Appreciation Rights: Expiration Date	Number of Units That Have Not Vested	Market Value of Units That Have Not Yet Vested ($)(3)
Frank D. Bracken.....................	3/28/2019	—	—	—	—	100,000	261,000
Chief Executive Officer	6/6/2019	—	—	—	—	400,000	1,044,000
	4/6/2018	40,000	60,000	4.46	4/6/2023	60,000	156,600
	2/23/2017	105,000	45,000	7.20	2/23/2022	45,000	117,450
Barry D. Schneider...................	3/28/2019	—	—	—	—	200,000	522,000
Chief Operating Officer	4/6/2018	24,000	36,000	4.46	4/6/2023	36,000	93,960
	2/23/2017	52,500	22,500	7.20	2/23/2022	22,500	58,725
Gregory R. Packer....................	3/28/2019	—	—	—	—	100,000	261,000
Vice President, General Counsel & Corporate Secretary	4/6/2018	5,000	7,500	4.46	4/6/2023	15,000	39,150
	10/16/17	—	—	—	—	8,523	22,245

(1)	Reflects the number of outstanding stock appreciation rights held by the named executive officers as of December 31, 2019.

(2)
The restricted stock units shown in the table above for Mr. Bracken, Mr. Schneider, and Mr. Packer represent the unvested portion of the June 6, 2019, March 28, 2019, April 6, 2018 and February 23, 2017 grants. The restricted stock units vest over a three-year period, with 40% vesting on the first anniversary of vesting commencement date, and 30% on each of the second and third anniversaries of the vesting commencement date, such that the restricted stock units will be fully vested on the third anniversary of the vesting commencement date.

(3)	Represents the market value of each award based on the closing price of $2.61 of our Class A Voting Common Shares on December 31, 2019, the last trading day of that year.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2019, with respect to our equity compensation plans under which Class A Common Stock is authorized for issuance:

Plan Category	Number of securities to be issued upon vesting of restricted stock and exercise of stock appreciation rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders..................................................	1,849,676	$6.30	1,514,776
Equity compensation plans not approved by security holders...................................................	—	—	—
Total........................................................................	1,849,676	$6.30	1,514,776

(1)
Amount shown includes 0 shares issuable upon exercise of outstanding stock appreciation rights, which generally may be settled either in stock or in cash at the holder’s election. The number of shares issuable was determined based upon our closing stock price on December 31, 2019, which was $2.61. The amount shown also includes 1,849,676 shares subject to outstanding restricted stock units.

(2)
Amount shown reflects the weighted average exercise price of outstanding stock appreciation rights, of which there were 1,010,000 outstanding as of December 31, 2019. Our outstanding restricted stock units do not have an exercise price.

(3)	Amount shown includes 1,010,000 shares subject to outstanding stock appreciation rights, which shares are not included in column (a).

DIRECTOR COMPENSATION
The board of directors has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to further align the interests of our directors with those of our stockholders. Arrangements in effect for 2019 provided each non-employee director compensation with a fixed fee. The following table sets forth the compensation earned by each non-employee Directors during our fiscal year ended December 31, 2019.

Names	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Options Awards ($)(2)	Total ($)
Henry B. Ellis..............................................................................	60,000	—	—	60,000
Daniel R. Lockwood...................................................................	50,000	—	—	50,000
Matthew B. Ockwood.................................................................	—	—	—	—
Stephen H. Oglesby.....................................................................	50,000	—	—	50,000
Phillip Z. Pace.............................................................................	—	—	—	—
John H. Pinkerton(3).....................................................................	—	—	—	—
Randy L. Wolsey.........................................................................	50,000	—	—	50,000

(1)	Represents the cash portion of the annual board fees and chair fees.

(2)
Amounts reflect the full grant-date fair value of restricted stock units and stock appreciation rights granted during 2019 in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to executive officers in Note 12 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)	As of December 31, 2019, Mr. Pinkerton held 90,000 unvested restricted stock units and 200,000 stock appreciation rights.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to holdings of our Class A Common Stock and Series A-1 Preferred Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Class A Common Stock or Series A-1 Preferred Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of March 31, 2020, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 25,270,595 shares of Class A Common Stock and 102,585 shares of Series A-1 Preferred Stock outstanding as of March 31, 2020. Except as described in the footnotes to the table below, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to stock appreciation rights, options, warrants, restricted stock units or other rights or conversion privileges held by such person, that may be exercisable or settled for or converted into shares of Class A Common Stock within 60 days of March 31, 2020 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Lonestar Resources US Inc., 111 Boland Street, Suite 301, Fort Worth, Texas, 76107. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Names of Beneficial Owner	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Class A Common Stock	Number of Shares of Series A-1 Preferred Stock Beneficially Owned	Percentage of Outstanding Series A-1 Preferred Stock	Percentage of Outstanding Class A Common Stock and Series A-1 Preferred Stock on an As-Converted Basis
5% or Greater Stockholders
Chambers Energy Capital III, LP1.............................	—	—	102,585	100%	40%
Jefferies Financial Group Inc.[2]..................................	4,478,488	18%	—	—	11%
Wasatch Advisors, Inc.[3].............................................	2,107,843	8%			5%
William R. Kruse[4]......................................................	2,011,156	8%			5%
Sanchez Energy Corporation[5]....................................	1,500,000	6%	—	—	4%
Named Executive Officers and Directors
Frank D. Bracken, III[6]...............................................	279,766	1%	—	—	*
Barry D. Schneider[6]...................................................	204,674	*	—	—	*
Gregory R. Packer[6]....................................................	22,799	*	—	—	*
Directors (other than Mr. Bracken)
Henry B. Ellis............................................................	51,200	*	—	—	*
Daniel Lockwood......................................................	31,205	*	—	—	*
Matthew B. Ockwood................................................	—	—	—	—	—
Stephen H. Oglesby...................................................	15,000	*	—	—	*
Phillip Z. Pace...........................................................	—	—	—	—	—
John H. Pinkerton[6].....................................................	175,700	*	—	—	*
Randy L. Wolsey........................................................	20,000	*	—	—	*
All executive officers and directors as a group (13 persons)....................................................................	913,710	4%	—	—	43%

*	Less than one percent.

1
Based on a Schedule 13D/A filed by CEC GP, LLC (“CEC GP”), CEC Fund III GP, LLC (“CEC III”), Chambers and J. Robert Chambers on March 31, 2020 and information known to the Company, the shares reported are held of record by Chambers. J. Robert Chambers is the managing member of CEC GP, which is the sole member of CEC III, which is the general partner of Chambers. Accordingly, each of Mr. Chambers, CEC GP, and CEC III may be deemed to share voting and investment power over the shares held of record by Chambers. Each outstanding share of Series A-1 Stock is convertible into approximately 166.6667 shares of Class A Common Stock, based on a conversion rate specified in the Certificate of Designations for the Series A-1 Stock, resulting in 17,097,500 shares of Class A Common Stock outstanding on an as-converted basis as of March 31, 2020, which is not reflected in the first two columns of the table above, but is reflected in the last column. The shares of Series A-1 Preferred Stock beneficially owned and the respective percentage of beneficial ownership of Series A-1 Preferred Stock stated in these columns reflect ownership of shares of Series A-1 Preferred Stock, and not shares of Class A Common Stock issuable upon conversion of shares of Series A-1 Stock at this ratio. The address of each of Mr. Chambers, CEC GP, CEC III and Chambers is c/o Chambers Energy Management, LP, 600 Travis St., Suite 4700, Houston, Texas 77002.

2
Based on a Schedule 13G/A filed on February 14, 2019 by Jefferies Financial Group Inc., formerly Leucadia National Corporation, (“Jefferies”), on behalf of itself and its controlled subsidiaries, and information known to the Company, Jefferies reported that it has sole voting and dispositive power with respect to 3,478,261 shares of Class A Common Stock, and shared voting and dispositive power with respect to 500,227 shares of Class A Common Stock and 500,000 shares underlying immediately exercisable warrants to purchase Class A Common Stock held by a controlled subsidiary. The address of Jefferies is 520 Madison Ave., New York, NY 10022.

3
Based on a Schedule 13G filed by Wasatch Advisors, Inc. ("Wasatch") on February 10, 2020, Wasatch reported that it had sole voting and dispositive power with respect to 2,107,843 shares of Class A Common Stock. The address of Wasatch is 505 Wakara Way, Salt Lake City, UT 84108.

4
Based on a Schedule 13G filed by William R. Kruse and Deborah L. Kruse on February 14, 2020, (i) William R. Kruse reported that he had sole voting and dispositive power with respect to 171,240 shares of Class A Common Stock, and shared voting and dispositive power with respect to 1,839,916 shares of Class A Common Stock and (ii) Deborah L. Kruse reported that she had sole voting and dispositive power with respect to 0 shares of Class A Common Stock, and shared voting and dispositive power with respect to 1,839,916 shares of Class A Common Stock. The address of William R. Kruse and Deborah L. Kruse is 1340 S. Main Street, Suite 300, Grapevine, TX 76051.

5
Based on a Schedule 13G filed by Sanchez Energy Corporation and SN UR Holdings, LLC on November 9, 2017, consists of 1,500,000 shares directly held by SN UR Holdings, LLC, which is a wholly-owned subsidiary of Sanchez Energy Corporation. Sanchez Energy Corporation and SN UR Holdings, LLC each have shared voting and investment power over these shares. The address of Sanchez National Corporation and SN UR Holdings, LLC is 1000 Main Street, Suite 3000, Houston, Texas 77002.

6
Each of Mr. Bracken, Mr. Schneider, Mr. Packer and Mr. Pinkerton hold stock appreciation rights that are exercisable at strike prices of $7.20 and/or $4.46. Accordingly, since the exercise of any stock appreciation rights would result in the issuance of zero shares of Class A Common Stock, they have no effect on the table above.

Certain Relationships
POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest, which may include, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.
Under the policy, management is responsible for implementing procedures to obtain information with respect to potential related person transactions, and then determining whether such transactions constitute related person transactions subject to the policy. Management then is required to present to the Audit and Risk Committee each proposed related person transaction. In reviewing and approving any such transactions, our Audit and Risk Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. If advance Audit and Risk Committee approval of a related person transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chairperson of the Audit and Risk Committee, subject to ratification of the transaction by the Audit and Risk Committee at the Audit and Risk Committee’s next scheduled meeting. Any related person transaction must be approved or ratified by the Audit and Risk Committee in order to be consummated or continue, as applicable. Management is responsible for updating the Audit and Risk Committee as to any material changes to any approved or ratified related person transaction and for providing a status report at least annually of all current related person transactions at a regularly scheduled meeting of the Audit and Risk Committee. No director may participate in approval of a related person transaction for which he or she is a related person. All of the transactions, agreements or relationships described in this section occurred prior to the adoption of this policy.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Class A Common Stock or Series A-1 Preferred Stock.
CHAMBERS
On June 15, 2017, we entered into the SPA with Chambers and simultaneously closed the transactions contemplated thereby. Pursuant to the SPA, we sold to Chambers, in a private placement under the Securities Act of 1933, shares of the our newly-created Series A-1 Preferred Stock as well as shares of our Series A-2 Convertible Participating Preferred Stock, par value $0.001 per share (together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”) which was converted into Series A-1 Preferred Stock on November 3, 2017. The aggregate purchase price under the SPA was $78 million.
Pursuant to the terms of the SPA, (a) for so long as Chambers and other persons or entities who become holders of the securities issued or issuable under the SPA and who have previously been approved by the Company in its sole discretion (together with Chambers, the “Approved Holders”) beneficially own (i) at least 20% of the total number of outstanding shares of the Company’s Class A Common Stock, on an as-converted basis, or (ii) at least 30% of the number of shares of Series A Preferred Stock issued to Chambers at the SPA Closing and at least 15% of the total number of outstanding shares of the Company’s Class A Common Stock, on an as-converted basis, the Approved Holders will have the right to designate two directors to the Board; and (b) for so long as the Approved Holders beneficially own (i) at least 10% of the total number of outstanding shares of the Company’s Class A Common Stock, on an as-converted basis, or (ii) at least 15% of the number of shares of Series A Preferred Stock issued to Chambers at the SPA Closing and at least 5% of the total number of outstanding shares of the Company’s Class A Common Stock, on an as-converted basis, the Approved Holders will have the right to designate one director to the Board. Pursuant to the terms described above, Chambers currently has the right to designate two nominees and have designated Matthew B. Ockwood and Phillip Z. Pace for election to our Board. If a vacancy is created on the Board as a result of the death, disability, retirement, resignation or removal of any Designee, the Approved Holders have the right to nominate a replacement director.
For so long as the Approved Holders beneficially own at least 10% of the total number of outstanding shares of the Company’s Class A Common Stock, on an as-converted basis, or at least 15% of the number of Series A Preferred Stock issued to Chambers at the SPA Closing, the Company cannot undertake certain actions without the prior consent of holders of a majority of all shares of the Company’s Class A Common Stock, on an as-converted basis, held by the Approved Holders.
In connection with the SPA Closing and the issuance of shares of Series A Preferred Stock, the Company entered into a registration rights agreement with Chambers (the “Chambers RRA”). Under the Chambers RRA, the Company has agreed to provide to Chambers certain customary demand and piggyback registration rights relating to Chambers’ ownership of Company stock. The Chambers RRA contains customary terms and conditions, including certain customary indemnification obligations.
JEFFERIES FINANCIAL GROUP INC.
On August 2, 2016, the Company entered into a securities purchase agreement, registration rights agreement and an equity commitment agreement with Juneau Energy, LLC (“Juneau”) and Leucadia National Corporation, which has since been renamed Jefferies Financial Group Inc. (“Jefferies”). Pursuant to the registration rights agreement, the Company has agreed to register for resale certain Class A Common Stock issued or issuable to Juneau and Jefferies, including shares of Class A Common Stock issuable upon exercise of warrants. Jefferies agreed, pursuant to the equity commitment agreement, to purchase a certain number of Class A Common Stock in case the Company elected to pursue an equity offering prior to December 31, 2016. Pursuant to the equity commitment agreement, Jefferies purchased 3,478,261 shares of Class A Common Stock (at a cost of $20 million) through our equity offering that closed on December 22, 2016. In connection with Jefferies’ equity commitment, the Company paid Jefferies on January 3, 2017 a $1 million fee. In the event Jefferies purchased not less than its commitment amount, the Company agreed to use commercially reasonable efforts to enter into arrangements to provide Jefferies with the right to appoint one director to the Board of the Company, provided that such right will terminate at such time as Jefferies and its affiliates own a number of shares of Class A Common Stock equal to less than 50% of the shares purchased by Jefferies and its affiliates in such offering. Jefferies has elected to take an observer position on the board of directors, with no voting rights.
SANCHEZ ENERGY
On May 26, 2017, the Company entered into a purchase and sale agreement (the “Original Marquis PSA” and, as amended by the Amendment to Marquis PSA (as defined below), the “Marquis PSA”) with SN Marquis LLC (“Marquis”), a subsidiary of Sanchez Energy Corporation, pursuant to which the Company agreed to acquire certain oil and gas assets in Fayetts, Gonzales and Lavaca Counties, Texas (the “Marquis Assets”) from Marquis. On June 15, 2017, the Company entered into Amendment No. 1 to the Original Marquis PSA (the “Amendment to Marquis PSA”), in order to amend the consideration paid to Marquis and issue shares of Series B Preferred Stock to Marquis instead of shares of Class A Common Stock. On June 15, 2017, the Company completed the transactions contemplated by the Marquis PSA (the “Marquis Closing”) for total consideration of approximately $50 million (net of approximately $6 million in customary purchase price adjustments), consisting of approximately $44 million in cash and 1,500,000 shares of the Company’s Series B Preferred Stock, which was converted into shares of the Company’s Class A Common Stock on a one-to-one basis on November 3, 2017.
In connection with the Marquis Closing, the Company entered into a registration rights agreement with Marquis (the “Marquis RRA”). Pursuant to the Marquis RRA, the Company has agreed to provide to Marquis certain customary demand and piggyback registration rights relating to Marquis’s ownership of Company stock. The Marquis RRA contains customary terms and conditions, including certain customary indemnification obligations.
RESALE REGISTRATION STATEMENT
In accordance with our obligations under our registration rights agreements described above, we filed a registration statement on Form S-3 (File No. 333-221392) (the “Form S-3”) that was declared effective by the SEC in February 2018. The Form S-3 registered the resale of the shares of Class A Common Stock (or securities exercisable for or convertible into Class A Common Stock) held by Chambers, Jefferies, EF Realisation and Sanchez Energy.
DANIEL R. LOCKWOOD
New Tech Global Ventures, LLC, a company in which our current director Daniel R. Lockwood owns a minority limited partnership interest, has provided field engineering staff and consultancy services for the Company since 2013. The total cost for such services was approximately $1.7 million in 2019.
JOHN H. PINKERTON
In February 2019, the Company purchased a property adjacent to its corporate office for future expansion for approximately $2.0 million. The transaction was funded with cash from operations. The seller of the property is indebted to certain trusts established in favor of the children of John H. Pinkerton. The Company understands that the seller may have used some of the proceeds of the sale to satisfy such outstanding indebtedness, though the Company has no interest or influence over any particular outcome.

INDEMNIFICATION AGREEMENTS
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Interest of Certain Persons in Matters to Be Acted Upon
No person who has served as an officer or director of the Company since the beginning of our last fiscal year, and no associate of such a person, has any substantial interest in the matters to be acted upon at the Annual Meeting, other than (i) as a result of his or her role as an officer or director of the Company, or (ii) in his role as a shareholder in proportion to his percentage shareholding.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the year ended December 31, 2019.

Stockholders’ Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 111 Boland Street, Suite 301, Fort Worth, Texas, 76107 in writing not later than December 10, 2020.
Stockholders intending to present a proposal at the 2020 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2021 Annual Meeting of Stockholders no earlier than the close of business on January 26, 2021 and no later than the close of business on February 27, 2021. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 26, 2020, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2021 Annual Meeting or (ii) if the first public announcement of the date of the 2021 Annual Meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Lonestar’s Annual Report on Form 10-K
A copy of Lonestar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on March 31, 2020 without charge upon written request addressed to:
Lonestar Resources US Inc.
Attention: Secretary
111 Boland Street, Suite 301
Fort Worth, Texas 76107
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2019 at www.lonestarresources.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

Gregory R. Packer, Secretary
Fort Worth, Texas
April 16, 2020

LONESTAR RESOURCES US INC.
CORPORATE HEADQUATERS
111 BOLAND STREET, SUITE 301
FORT WORTH, TX 76107

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A. Frank D. Bracken, III	☐	☐	☐
1B. Henry B. Ellis	☐	☐	☐
1C. Daniel R. Lockwood	☐	☐	☐
1D. Matthew B. Ockwood	☐	☐	☐
1E. Stephen H. Oglesby	☐	☐	☐
1F. Phillip Z. Pace	☐	☐	☐
1G. John H. Pinkerton	☐	☐	☐
1H. Randy L. Wolsey	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.

NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 10K Wrap are available at www.proxyvote.com

LONESTAR RESOURCES US INC.
Annual Meeting of Stockholders
May 26, 2020 10:00 A.M. Central Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Lonestar Resources US Inc. (the "Company") hereby appoint(s) Gregory R. Packer and Chase C. Booth, or either of them, as proxies, each with the power to appoint his substitute, and herby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A Voting Common Stock or Series A-1 Convertible Participating Preferred Stock Company, as applicable, that the stockholder(s) is/are entitled to vote at the Annual Meeting of the Stockholders to be held at 10:00 A.M. Central Time on May 26, 2020, at the Company's principal executive offices at 111 Boland Street, Suite 301, Fort Worth, TX 76107, and any adjournment, continuation, or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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